Exhibit 10.2

RESTRICTED STOCK
AWARD AGREEMENT

This Restricted Stock Award Agreement is entered into by and between Haynes International, Inc., a Delaware corporation ("Company"), and «Director_Name», a member of the Company's Board of Directors ("Grantee"), effective as of «Date of Grant» ("Effective Date").

Background

The Company wishes to provide incentives to recognize and reward the Grantee, whose performance, contributions and skills will be critical to the Company's success, by aligning his/her interests more closely with those of the Company's stockholders.  For this purpose, the Compensation Committee of the Company's Board of Directors ("Committee") has granted the Grantee restricted shares of common stock of Company, subject to the terms and conditions provided in this Restricted Stock Award Agreement ("Agreement") and the Haynes International, Inc. 2016 Incentive Compensation Plan (the "Plan"). All capitalized terms not herein defined shall have the meaning set forth in the Plan.  In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms, conditions and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

In consideration of the premises, the Company and the Grantee agree as follows:

Agreement

1. Grant.  The Company hereby grants the Grantee «No_of_Shares» shares of common stock of the Company ("Award Shares"), which Award Shares shall be subject to the terms, conditions and restrictions specified in this Agreement and the Plan.  Although the Compensation Committee awarded the Grantee the Award Shares as of the Effective Date, the Grantee has elected to defer «No_of_Shares» of such Award Shares ("Deferred Shares") pursuant to the terms of the Haynes International, Inc. Deferred Compensation Plan ("Deferred Compensation Plan") and the Grantee's deferral election under such Deferred Compensation Plan.  The Award Shares that are not Deferred Shares are referred to herein as "Restricted Shares".  The right to receive the Deferred Shares shall be subject to the same vesting and forfeiture provisions that otherwise apply (or would apply in the case where all of the Award Shares are Deferred Shares) to the Restricted Shares herein as if the Deferred Shares were granted as Restricted Shares on the date hereof.  The Deferred Shares will be settled at the time provided for under the Deferred Compensation Plan (and the applicable deferral election) in the form of shares of the Company's common stock issued under the Plan.  The Committee has determined that (disregarding restrictions imposed by this Agreement and the Plan that lapse upon the Grantee's interest becoming vested) the Award Shares have a per-share fair market value of «Fair_Market_Value_» as of the Effective Date.

2. Closing.  The transfer of the Restricted Shares ("Closing") shall occur simultaneously with the execution of this Agreement.  Concurrently with the execution of this Agreement, (i) the Company shall deliver to the Grantee a certificate, registered in the Grantee's name, representing the Restricted Shares, and (ii) the Grantee shall deliver to the Company a duly executed stock power, endorsed in blank, relating to the Restricted Shares.

3. Custody.  The Grantee understands that, although the certificates representing the Restricted Shares shall be registered in the Grantee's name, all such certificates (other than for Restricted Shares that have vested) shall be deposited, together with the stock power executed by the Grantee, in proper form for transfer, with the Company.  The Company is hereby authorized to effectuate the transfer into its name of all certificates representing the Restricted Shares that are forfeited to the Company pursuant to Section 6 of this Agreement.  Following the vesting of all Restricted Shares subject to this Agreement, or earlier, if requested by the Grantee, the Company shall issue an appropriate certificate for those Restricted Shares that have become vested.

4. Nontransferability of Restricted Shares.  Until such time as the Restricted Shares become vested, the Grantee shall not have any right to sell, assign, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Shares.  The Grantee represents and warrants to the Company that he/she shall not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of the Restricted Shares in violation of applicable securities laws, the Plan or the provisions of this Agreement.

5. Vesting.  The Grantee's interest in the Restricted Shares shall vest and become nonforfeitable as follows:  Except as otherwise provided herein or in the Plan, the Grantee's interest in the Restricted Shares shall vest upon the earlier of (a) the first anniversary of the Effective Date, or (b) the failure of the Grantee to be re-elected at an annual meeting of the stockholders of the Company as a result of being excluded from the nominations for any reason other than Cause.

Notwithstanding the preceding paragraph of this Section 5, the Grantee's interest in the Restricted Shares not previously vested or forfeited shall become 100% vested upon (x) the occurrence of a Change in Control or (y) the cessation of Grantee’s service on the Board of Directors by reason of the Grantee’s death or Disability.

6. Forfeiture.  Except as set forth herein or in the Plan, if the Grantee should cease to be a director of the Company for any reason (other than that described in Section 5(b)) before becoming 100% vested in the Restricted Shares, the Restricted Shares shall not vest, and the Grantee's interest in the unvested portion of the Restricted Shares shall be immediately forfeited (effective as of the date of such termination of service).

7. Voting and Other Rights.  The Grantee shall have absolute beneficial ownership of the Restricted Shares, including the right to vote any and all Restricted Shares and to receive dividends or other distributions thereon, subject to the vesting restrictions set forth in Section 5, until the earlier of the date on which such Restricted Shares shall be forfeited as provided herein or the date on which the Grantee ceases to own such shares.

8. Grantee Representations.  The Grantee represents and warrants to the Company that he/she has not (a) directly or indirectly rendered services to or for an organization, or engaged in a business, that is, in the judgment of the Committee, in competition with the Company or (b) disclosed to anyone outside of the Company, or used for any purpose other than the Company's business, any confidential or proprietary information or material relating to the Company.

9. Adjustments for Changes in Capitalization of the Company.  In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, liquidation or other change affecting the Shares, an adjustment shall be made to the Restricted Shares to the extent provided under the terms of the Plan.

10. Securities Laws.  The Grantee understands that applicable securities laws may restrict the right of the Grantee to dispose of any Restricted Shares which the Grantee may acquire hereunder and govern the manner in which such Restricted Shares may be sold.  The Grantee shall not offer, sell or otherwise dispose of any of the Restricted Shares in any manner which would (a) require the Company to file any registration statement with the Securities Exchange Commission (the "SEC"), (b) require the Company to amend or supplement any registration statement which the Company may at any time have on file with the SEC, or (c) violate the 1933 Act or any other state or federal law.

11. Withholding Taxes.  If the grant or other transfer of the Restricted Shares, or the vesting of the Restricted Shares, results in taxable compensation income to the Grantee the Grantee agrees to make direct payment of the applicable taxes to the applicable taxing authority.

12. Integration.  This Agreement supersedes any and all prior and/or contemporaneous agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof.  Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, which are not embodied herein, and that no prior and/or contemporaneous agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.

13. Impact of Agreement on Service. Nothing contained in this Agreement, the Deferred Compensation Plan or the Plan shall restrict the right of the Company or any of its Subsidiaries to terminate the Grantee’s service at any time with or without Cause.

14. Acknowledgments by Grantee. By signing this Agreement, the Grantee acknowledges that he/she (a) has received a copy of the Plan and is familiar with the terms and provisions of the Plan and the Agreement, and (b) agrees to accept as binding, conclusive and final all decisions and interpretations of the Company’s Board of Directors and Committee upon any questions arising under the Plan or this Agreement.

15. Successors.  This Agreement shall be binding upon and inure to the benefit of any successor of the Company and any successors, assigns or estate of the Grantee, including his/her executors, administrators and trustees.

16. Amendment.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is in writing and signed by the party against whom such modification, waiver or discharge is sought to be enforced.

17. Governing Law.  The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Indiana, without giving effect to the principles of conflict of laws of such State.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement, effective on the date specified in the first paragraph hereof.

GRANTEE	Haynes International, INC.

	By:	/s/ Daniel Maudlin
«Director_Name»		Daniel Maudlin
Vice President - Finance and Chief
Financial Officer

STOCK POWER

For Value Received, the undersigned hereby sells, assigns and transfers unto Haynes International, Inc., «Typed_No_of_Shares»  («No_of_Shares») shares of common stock, $0.001 par value, of Haynes International, Inc. (the "Company"), standing in his/her name on the books of the Company and does hereby irrevocably constitute and appoint the Secretary of the Company attorney-in-fact to transfer those shares on the books of the Company with full power of substitution in the premises.

Dated and effective as of the    21st         day of  November    ,  2017    .

By:_______________________________________

   «Director_Name»

In the presence of:

Witness Signature

Witness Printed Name